Exhibit 21.  Subsidiaries of the Registrant
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The Timken Company has no parents.

The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:

                                   State or sovereign      Percentage of
                                   power under laws        voting securities
Name                               of which organized      owned directly or
                                                           indirectly by
                                                           Company
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Timken Communications Company        Ohio                       100%
Timken do Brasil                     State of Sao Paulo,        100%
  Commercio e Industria, Ltda.         Brazil
Timken de Mexico S.A. de C.V.        Mexico                     100%
Australian Timken Proprietary,       State of Victoria,         100%
  Limited                            Australia
Timken Europa GmbH                   West Germany               100%
Timken South Africa (Pty.)           South Africa               100%
  Limited
Canadian Timken, Limited             Province of Ontario,       100%
                                       Canada
Nihon Timken K.K.                    Japan                      100%
Latrobe Steel Company                Pennsylvania               100%
The Timken Service & Sales Co.       Ohio                       100%
Timken Italia, S.R.L.                Italy                      100%
EDC, Inc.                            Ohio                       100%
M.P.B. Corporation                   Delaware                   100%
Timken Espana, S.L.                  Spain                      100%
Rail Bearing Service Corporation     Virginia                   100%


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The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales corporation subsidiary.


                                  EXHIBIT 21